Exhibit 10.1

                         2008 Credit Facility Agreement
                                     Between
             Environmental Solutions Worldwide, Inc. and Bengt Odner

Securities:         9% Unsecured Subordinated Demand Promissory Notes (the
                    "Note(s)") of the Issuer

Issuer: Environmental Solutions Worldwide, Inc. (the "Issuer" or the "Company") OTCBB: ESWW

Holder:             Bengt George Odner

Commitment          Amount: Up to $1,500,000

Use of Proceeds:    General Corporate Purposes, as approved by Holder

I. Terms of Note Issuance

      a. Note Issuance: Beginning on the Effective Date and continuing through December 31, 2008, the Issuer may issue Notes, upon the sole consent and discretion of Holder (each, a "Note"), with an aggregate total not to exceed the Commitment Amount. Issuer may issue only one Note within any thirty (30) day period.

      b. Issuance Notice: The Issuer shall indicate its desire and intent to issue a Note by delivering to the Holder a Request for Issuance Notice (each, a "Request for Issuance Notice") via facsimile and email transmission. The Request for Issuance Notice shall specify:

            (i) The proposed amount of the Note (the "Note Amount");

            (ii) The date on which the Note is to be effective and funded, which shall be no sooner than five (5) business days from the date of the Request for Issuance Notice. If the Issuer wishes the Note to be funded on the fifth business day, the Request for Issuance Notice must be delivered to the Holder and such receipt confirmed, before 8:30 a.m. ET.

            (iii) A form of Request for Issuance Notice is attached hereto as Exhibit A.

      c. Note Amount: The Note Amount shall be a minimum of $250,000 in any single issuance and the maximum Note Amount shall be $1,000,000.

            (i) A form Note is attached hereto as Exhibit B.

      d. The Request for Issuance and use of the funds by Issuer must be approved by the Holder. The Holder may withhold approval of a Request for Issuance for any reason or no reason.

II. Settlement

      a. Settlement: Within 24 hours of the Issuer's transmission of the Request for Issuance Notice to the Holder, Holder shall confirm receipt thereof. Once the Holder confirms the receipt of the Request for Issuance Notice, Holder shall have three (3) days in which to decide to approve a Request for Issuance and provide the funds for same and receive a Note. Should Holder accept the Request for Issuance, and agree to wire transfer of immediately available funds to the Issuer's designated account. At the election of either party, an escrow agent may be used.

      b. Note Agreement: Each Note issued pursuant to an accepted Request for Issuance Notice under this Agreement shall be evidenced by a Note substantially in the form of Exhibit B hereto and shall be executed by authorized representatives of Issuer and Holder.

      c. Term of Note. Each Note issued under the terms of this Agreement shall be a DEMAND NOTE and shall be payable by Issuer within twenty (20) days of demand by Holder. Each Note shall be repaid upon demand or satisfaction by the Issuer by wire transfer of immediately available funds to the Holder's designated account.

      d. Interest. Interest shall accrue at 9% per annum on any Notes issued under the terms of this Agreement and shall be paid in cash upon the maturity of the Note (demand). In the alternative, at the sole option of the Holder, Holder may elect to receive repayment of the principal and accrued interest under the Note(s) in the form of Common Stock of the Issuer, in which case interest will accrue on said principal at a rate of 12% per annum.

      e. Optional Conversion by Holder. At the sole option of Holder, Holder may elect to have principal and accrued interest satisfied with the issuance Common Stock with cost free piggyback registration rights. The number of shares of Common Stock to be issued in satisfaction of interest and principal shall be determined by dividing the principal and accrued interest by the greater of 105 % of the twenty (20) day average closing price of Maker's Common Stock as reported by Bloomberg Financial Markets (the "Maker's Closing Price") immediately preceding the Demand Date (as defined in the Note), or the Maker's Closing Price on the Demand Date. [For the avoidance of doubt, for example, in the event 105% of the twenty (20) day average of the Maker's Closing Price is $0.50, and on the Demand Date the Maker's Closing Price is $0.55, the conversion price will be $0.55 notwithstanding 105% of the twenty (20) day average. In the alternative, if the twenty (20) day average price of the Maker's Closing Price is $0.50, and on the Demand Date the Maker's Closing Price is $0.45, the conversion price will be $0.50 notwithstanding the Maker's Closing Price on the Demand Date.] The foregoing conversion of principal and interest to shares is subject to adjustment in the event of stock splits or other adjustments to the Issuer's common stock.

III. General Conditions

      a. Effective Date: The Effective Date of this agreement shall be May 22, 2008.

      b. Expiration of Agreement. This agreement shall terminate on December 31, 2008.

      c. Subsequent Financings: During the term of this Agreement, Issuer will notify Holder of all offerings for equity or debt financing which it may undertake.

      d. Non-utilization of Commitment. No utilization of this Credit Facility may be made without the consent of Holder which may be withheld for any reason or no reason or if at the time the Issuance Notice is tendered to Holder or at the time the Note is issued, an event of default or an event which, with the giving of notice or lapse of time or both, would constitute an event of default (the "Event of Default") has occurred and is continuing or would result from such utilization of this facility.

      e. Events of Default. Holder may, without prejudice to its other rights hereunder, terminate its obligation to purchase the Notes and declare all outstanding amounts owing to Holder pursuant to Notes issued under this Agreement, together with all accrued interest and such other payments payable under this Agreement, immediately due and payable at any time after any of the following events shall have occurred:

            (i) Breach of Covenant. The Issuer breaches any material covenant or other term or condition of this Agreement or Note(s) issued pursuant to this Agreement in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Issuer from the Holder.

            (ii) Breach of Representations and Warranties. Any material representation or warranty of the Issuer made herein, in any of its public filings or disclosures, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made.

            (iii) Receiver or Trustee. The Issuer shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

            (iv) Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $10,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

            (v) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within thirty (30) days of initiation.

            (vi) Failure to Deliver Replacement Note. Borrower's failure to timely deliver if required a replacement Note.

            (vii) Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement, in each case, which is not cured after any required notice and/or cure period

            (viii) Any other event occurs or circumstance arises which is likely to have a material adverse effect on the business or financial condition of the Issuer.

This agreement is executed and binding as of the last date executed by the signers below.

                                 Issuer: Environmental Solutions Worldwide, Inc.

Date:
                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Date:                            Holder:

                                        ----------------------------------------
                                                   Bengt George Odner

                                                                       Exhibit A

                           Request for Issuance Notice
                         Under Credit Facility Agreement

Environmental Solutions Worldwide Inc. ("Issuer") pursuant to the terms of the Credit Facility Agreement (the "Agreement")entered into with Bengt George Odner ("Holder") requests a drawdown as of [INSERT DATE] under said facility created by the Agreement in the amount of $[INSERT AMOUNT OF PROPOSED DRAWDOWN] (the "Funds").

The Funds will be used for [INSERT USE OF FUNDS FROM DRAWDOWN] and the Issuer's obligation to Holder will be reflected in the form of an Unsecured Subordinated Demand Promissory Note in the form annexed to the Agreement as Exhibit B.

It is expressly understood by the Issuer that the approval of this Request for Issuance (the "Request") is subject to the sole discretion of Holder and that Holder may withhold his consent for any reason or no reason and Holder has no obligation to approve said Request.

Issuer warrants and represents that this Request has been approved by its Board of Directors.

                                         Environmental Solutions Worldwide, Inc.

                                         By:
                                            -----------------------------

Agreed to this [ ] day
of [      ] 2008:

--------------------------
Bengt George Odner, Holder

                                                                       Exhibit B

                   $[ ] UNSECURED SUBORDINATED PROMISSORY NOTE

FOR VALUE RECEIVED, Environmental Solutions Worldwide, Inc., a Florida corporation (hereinafter called "Borrower" or "Maker"), hereby promises to pay
to Bengt George Odner with an address at [    ], (the "Lender" or "Holder") or
order, the sum of [    ] ($ ) dollars, with interest accruing at the annual rate
of 9% on demand. The foregoing terms shall apply to this Unsecured Subordinated Promissory Note (the "Note"):

                                   ARTICLE I
                               GENERAL PROVISIONS

      1.1 Payment Grace Period. The Borrower shall have a twenty (20) day grace period to pay the principal and interest due under this Note.

      1.2 Payment Terms. The Note principal and accrued interest shall be payable on written demand being provided by the Lender to Maker in accordance with Section 3.2 of this Note (the "Demand Date").

      1.3 Interest Rate. Interest payable on this Note shall accrue at the annual rate of nine (9%) percent per annum and is payable on the Maturity Date or any extension thereof unless otherwise provided for herein.

      1.4 Issuance Date. Shall be the date the Note is executed by the Borrower as set forth below.

      1.5 Right to Pre-Pay. Borrower shall have the right to pre-pay this Note at any time without penalty.

      1.6 Election to Receive Payment in Stock. Provided Borrower has not given notice of its election to pre-pay, Holder may at its option elect to receive payment of principal and all accrued interest in the form of restricted shares of Maker's common stock, par value ($.001) (the "Common Stock") with cost free piggyback registration rights. Should Holder elect to receive payment of this Note by way of issuance of restricted Common Stock, notwithstanding Section 1.3 herein, interest is to be calculated at twelve (12%) percent per annum from the Issuance Date based upon the following formula:

                                      X/Y=Z

      X = Principal and Accrued Interest at annual rate of 12% per annum from issuance of Note.

      Y = the greater of 105 % of the twenty (20) day average closing price of Maker's Common Stock as reported by Bloomberg Financial Markets (the "Maker's Closing Price") immediately preceding the Demand Date, or the Maker's Closing Price on the Demand Date. [For the avoidance of doubt, for example, in the event 105% of the twenty (20) day average of the Maker's Closing Price is $0.50, and on the Demand Date the Maker's Closing Price is $0.55, the conversion price will be $0.55 notwithstanding 105% of the twenty (20) day average. In the alternative, if the twenty (20) day average price of the Maker's Closing Price is $0.50, and on the Demand Date the Maker's Closing Price is $0.45, the conversion price will be $0.50 notwithstanding the Maker's Closing Price on the Demand Date.]

      Z = the number of shares of restricted Common Stock to be issued in satisfaction of the Note and all accrued interest.

                                   ARTICLE II
                                EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable in accordance with Article I, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

      2.1 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) days after written notice to the Borrower from the Holder.

      2.2 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made.

      2.3 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

      2.4 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $10,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

      2.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within thirty (30) days of initiation.

      2.6 Failure to Deliver Replacement Note. Borrower's failure to timely deliver if required a replacement Note.

      2.7 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement, in each case, which is not cured after any required notice and/or cure period

                                   ARTICLE III
                                  MISCELLANEOUS

      3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Environmental Solutions Worldwide, Inc., 335 Connie Crescent, Concord Ontario L4K 5R2 with a copy by telecopier only to: Baratta, Baratta & Aidala, LLP 546 Fifth Avenue, New York, NY 10036, Attn: Joseph A. Baratta, Esq., telecopier number: (212) 750-8297, and
(ii) if to the Holder, to the name, address set forth on the front page of this Note, with a copy by telecopier to telecopier number: (INSERT FAX#).

      3.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

      3.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

      3.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

      3.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

      3.8 Subordination. This Note is subordinate to the Borrower's outstanding secured obligations.

      3.9 Legal Representation. Both Borrower and Holder warrant and represent that the law firm of Baratta, Baratta & Aidala, LLP has acted solely as legal counsel for Borrower and that Holder has been provided with sufficient opportunity to consult with its own legal and financial advisors in connection with the transaction evidenced by this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an
authorized officer on this [      ] day of [      ], 2008.

                                         ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

WITNESS:


-------------------------------


AGREED TO BY HOLDER:


-----------------------------
Bengt George Odner